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                                                                   EXHIBIT 10.15


                        SEPARATION AGREEMENT AND RELEASE

         This Separation Agreement and Release ("Separation Agreement") is made as of July 16, 2001, by and between Calico Commerce, Inc. (together with its subsidiaries, collectively referred to as the "Company"), having a principal place of business at 333 West San Carlos Street, Suite 333, San Jose, CA 95113 and Alan P. Naumann ("Executive"), an individual, having a principal place of business at 27301 Black Mountain Road, Los Altos Hills, CA 94022.

         WHEREAS, Executive was employed by the Company as its President and Chief Executive Officer and was a member of the Company's Board of Directors;

         WHEREAS, Executive and the Company previously contemplated a certain Confidential Employment Agreement (the "Employment Agreement"), and now desire that this Separation Agreement supercede and terminate the Employment Agreement in its entirety;

         WHEREAS, Executive has previously entered into the Company's standard confidentiality and proprietary rights agreements and confidential information and invention assignment agreement (collectively the "Confidentiality Agreement"), an Indemnity Agreement in the form executed between the Company and each of its officers and directors (the "Indemnity Agreement"), and signed Stock Option Agreements with the Company with regard to the options he was granted to purchase the Company's common stock (the "Stock Option Agreements");

         WHEREAS, the Company has loaned Executive the principal sum of $520,000, which indebtedness is evidenced by two promissory notes each dated as of June 30, 1998 (collectively the "Loans"). The remaining principal balance on the Loans is $520,000, along with unpaid interest of $86,853;

         WHEREAS, Executive resigned from his employment with the Company effective July 16, 2001;and has agreed to resign from the Company's Board of Directors effective the same date; and

         WHEREAS, Executive has agreed to release the Company from any claims arising from or related to Executive's employment relationship with the Company.

         NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (jointly referred to as "the Parties") hereby agree as follows:

         1.       Consideration.

                  1.1 COBRA Expenses. Company agrees to pay the premiums (in the amount of $801.23 per month) required to continue Executive's group health care coverage (Blue Shield coverage for Executive, Executive's spouse and minor children, PPO, dental and vision coverage according to the terms of Company's health plans) for the 18-month period, under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), provided that Executive elects to continue and remains eligible for these benefits under COBRA, and does not obtain health coverage through another employer during this period.


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                  1.2 Loan Forgiveness. The Company will forgive the remaining principal balance and all unpaid interest due on the Loans in two installments, after offsetting and reducing the amount of the Loans by the purchase price otherwise payable by the Company to repurchase any unvested stock options held by Executive, as set forth in Section 2 below. The first installment shall be of the entire outstanding principal balance of the loan after offsetting the purchase price of the repurchased shares pursuant to the terms of Section 2 below, in the amount of $406,670.69, which shall be forgiven as of April 1, 2001, with the balance of any unpaid principal or interest forgiven on January 1, 2002.

                  1.3 Computer and Pager Equipment; Voicemail and Email. The Company agrees to allow Executive to keep the LAPTOP computer and accessories, including the pager, provided to him by the Company for his use while he was an employee, for a period of up to four months after the Effective Date. Employee agrees, however, to allow an information technologist designated by the Company to examine the computer's hard drive and to permanently remove all data that belongs or relates to the Company, and the Company agrees to have an information technologist perform such task within five days after the Effective Date. The Company also agrees to maintain voicemail and email access to Executive for up to four months after the Effective Date.

         2. Stock. Executive will not be entitled to continue vesting in any stock options after July 16, 2001. The exercise of Executive's vested options will continue to be governed by the terms and conditions of the Calico Commerce, Inc. 1995 Stock Option Plan and the Calico Commerce, Inc. 1997 Stock Option Plan, as applicable (collectively the "Stock Plans"), and the Stock Option Agreements. All unvested options, representing 87,498 shares of common stock, shall be repurchased by the Company at the original purchase price and pursuant to the terms of the Stock Plans and Stock Option Agreements, to the extent that the Company is able to repurchase such stock under the terms of all applicable laws, including the Delaware General Corporation Law. Payment of the repurchase price shall be made not by cash or check from Company to Executive, but by offsetting the repurchase price against and reducing the amount owed by Executive to Company under the Loans. Executive claims and has no other stock, options or other interest in the Company other than those set forth on Exhibit A attached hereto and incorporated herein. Company shall cause its transfer agent to deliver to Executive stock certificate(s) representing 587,500 remaining vested shares the options for which have been fully exercised and the exercise price paid by Executive (either in cash or pursuant to the forgiveness of the notes referenced above), but for which stock certificates have not yet been delivered to Executive. EXECUTIVE MUST NOTIFY COMPANY WITHIN 90 DAYS AFTER JULY 16, 2001 OF ANY INTENT TO EXERCISE ANY FULLY VESTED OPTIONS NOT SUBJECT TO THE COMPANY'S RIGHT OF REPURCHASE.

         3. Benefits. Executive's health insurance benefits will cease on July 16, 2001, subject to Executive's right to continue his health insurance under COBRA. Executive's participation in the Company's 401(k) Plan and in all other benefits and incidents of employment shall cease on July 16, 2001. Executive will not be entitled to accrual of any employee benefits, including, but not limited to, personal time off, sick leave or vacation benefits, after July 16, 2001. Provided, however, that nothing in this Separation Agreement shall affect or diminish Executive's rights to receive his vested benefits under the Company's 401(k) plan.

         4. Payment of Salary. Except as set forth herein, Executive acknowledges and represents that the Company has paid all salary, wages, bonuses, stock and stock options, accrued vacation, moving expenses, telephone expenses, relocation expenses, travel expenses,


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business expenses, commissions and any and all other benefits, reimbursements and compensation due to Executive, other than any outstanding amounts owed to Executive under the Company's standard policy for reimbursement of travel and entertainment expenses in an amount not to exceed $1,000. Executive has submitted all outstanding claims for reimbursement of travel and entertainment expenses, with all supporting documentation, and Company agrees to reimburse such expenses within five days of the Effective Date.

         5. Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its officers, managers, supervisors, agents and employees. Executive hereby and forever releases the Company and its officers, directors, employees, managers, supervisors, agents, investors, stockholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns (the "Releasees") from, and the Company hereby and forever releases Executive from, and each agrees not to sue the other concerning, or in any manner to institute, prosecute or pursue, any claim, complaint, charge, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees, or that the Company may possess against Executive, arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Separation Agreement including, without limitation,

                  (a) any and all claims relating to or arising out of Executive's employment relationship with the Company and its subsidiaries and the termination of that relationship;

                  (b) any and all claims relating to, or arising from, Executive's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

                  (c) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; workers' compensation and disability benefits;

                  (d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Age Discrimination in Employment Act of 1967; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Restraining Notification Act; the California Fair Employment and Housing Act, and the California Labor Code;

                  (e) any and all claims for violation of the federal, or any state, constitution;


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                  (f) any and all claims arising out of any other laws and
regulations relating to employment or employment discrimination; and

                  (g) any and all claims for attorneys' fees and costs.

         Executive acknowledges and agrees that any breach by Executive of: (i) this Section relating to Release of Claims; (ii) Executive's obligations under the Confidentiality Agreement relating to the Company's confidential information and trade secrets and non-solicitation; or (iii) Executive's obligations under Sections 9 or 12 below relating to hiring and non-disparagement, respectively, shall constitute a material breach of the Separation Agreement, and shall entitle the Company to all available remedies at law or in equity. The prevailing party in any dispute hereunder, including any action taken to enforce the other party's obligations hereunder and in defending against a claim brought or pursued by the other party in violation of this Section regarding Release of Claims shall be responsible to the other party for all costs, attorneys' fees and any and all damages incurred.

         The Parties agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Separation Agreement or the Consulting Agreement, nor does this release of claims affect Executive's right to be indemnified to the fullest extent required by law in his capacity as an officer, director or employee of the Company or by the Indemnity Agreement between the Company and Executive.

         6. Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Separation Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that: (i) he should consult with an attorney prior to executing this Separation Agreement; (ii) he has twenty-one
(21) days within which to consider this Separation Agreement; (iii) he has seven
(7) days following the execution of this Separation Agreement by the parties to revoke the Separation Agreement; and (iv) this Separation Agreement shall not be effective until the revocation period has expired. Should Executive decide to revoke this Separation Agreement, notice of revocation must be delivered in writing to the Chief Executive Officer or Chairman of the Board of Directors of the Company.

         7. California Civil Code Section 1542. Executive represents that he is not aware of any claims against the Releases. Executive acknowledges that he has been advised to consult with legal counsel and Executive and the Company acknowledge that they are familiar with the provisions of California Civil Code
Section 1542, which provides as follows:

                  A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.


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         Executive and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

         8. No Future Lawsuits. Executive represents that he does not intend to bring any claims on behalf of Executive or on behalf of any other person or entity against the Company or any other person or entity referred to herein. Executive agrees that he will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against the Company, its subsidiaries and/or any officer, director, employee, agent, representative, stockholder or attorney of the Company or its subsidiaries, unless under a subpoena or other court order to do so.

         9. Confidentiality Agreement, Return of Company Property and Agreement Not To Hire. Executive reaffirms and agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company's trade secrets and confidential and proprietary information, non-solicitation of employees, and return of Company property. Executive has returned his security access badge and corporate American Express credit card, and agrees to return all Company equipment and other property provided to him by the Company for his use during his employment, other than the laptop and other equipment referenced in Section 1.4 above, in full working order and in the same condition in which the equipment and other property was provided to Executive for his use, subject to normal wear and tear. For a period of one (1) year following the Effective Date, Executive agrees not to, directly or indirectly, separately or in association with others, interfere with, impair, disrupt or damage Company's business by soliciting, encouraging or causing others to solicit or encourage any of Company's employees to discontinue their employment with Company. The foregoing shall not preclude Executive from providing a personal employment reference for departing employees.

         10. Application for Employment. Executive understands and agrees that, as a condition of this Separation Agreement, he shall not be entitled to any employment with the Company, its subsidiaries or any successor, and he hereby waives any right, or alleged right, of employment or re-employment with the Company, its subsidiaries and any successor.

         11. Confidentiality. Executive agrees that he shall not directly or indirectly disclose any of the terms of this Separation Agreement, as well as the discussions that led to the terms and conditions of this Separation Agreement, to anyone other than his immediate family or counsel, except as such disclosure may be required for accounting or tax reporting purposes or as otherwise may be required by law.

         12. Non-Disparagement. Executive agrees to refrain from any defamation, libel or slander of any of the Releasees, or make any critical or disparaging statements about the Company or any of its employees or products to any other person or entity. Executive further agrees that he will not knowingly encourage, advise or assist any employee or former employee of the Company or of its subsidiaries to prosecute any claim, charge or complaint against any of the Releasees. The Company will not, through its officers or directors, defame, libel or slander Executive, or make any critical or disparaging statements about Executive.


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         13. No Admission of Liability. Executive understands and acknowledges that this Separation Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Separation Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

         14. Costs. The Parties shall each bear their own costs, expert fees, attorneys' fees and other fees incurred in connection with this Separation Agreement.

         15. Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payment of any sums under the terms of this Separation Agreement or the Consulting Agreement. Executive agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Executive's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including attorneys' fees and costs.

         16. Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Separation Agreement. Executive represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Separation Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

         17. No Representations. Executive represents that he has had the opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Separation Agreement. Executive has not relied upon any representations or statements made by the Company which are not specifically set forth in this Separation Agreement.

         18. Severability. In the event that any provision or any portion of any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Separation Agreement shall continue in full force and effect without said provision or portion of provision.

         19. Entire Agreement. This Separation Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning Executive's relationship with the Company including, without limitation, the Employment Agreement. However, the Confidentiality Agreement, the Indemnity Agreement, the Consulting Agreement, the Stock Option Agreements and the Stock Plans remain in full force and effect to the extent that they are not inconsistent with the terms of this Separation Agreement.


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         20. No Oral Modification. This Separation Agreement may only be amended in writing signed by Executive and the Company's Chief Executive Officer or Chairman of the Board.

         21. Agreement to Arbitrate. The parties agree that any and all disputes arising out of the terms of this Separation Agreement, their interpretation, and any of the matters herein released, shall be subject to arbitration in Santa Clara County, before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The arbitrator may grant injunctions and other relief in such disputes. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs. Employee expressly acknowledges that he is waiving any right to a jury trial for any and all claims covered by this Separation Agreement.

         22. Governing Law. This Separation Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. Each of the parties irrevocably consents to the exclusive personal jurisdiction of the federal and state courts located in California, as applicable, except that in actions seeking to enforce any order or any judgment of such federal or state courts located in California, such personal jurisdiction shall be nonexclusive.

         23. Successors. This Separation Agreement shall be binding upon the Company and any of its successors or assigns and upon Executive and any of his successors, assigns, heirs, administrators and executors.

         24. Effective Date. This Separation Agreement will become effective (the "Effective Date") on the eighth day after its execution by all of the Parties, provided: (i) Executive does not revoke the Separation Agreement on or before the seventh day after he signs the Separation Agreement; (ii) Executive has returned all Company property as provided above; and (iii) Executive has taken all necessary steps to effectuate his removal from the Company's Board of Directors.

         25. Counterparts. This Separation Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

         26. Voluntary Execution of Agreement. This Separation Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

                  (a)      They have read this Separation Agreement;

                  (b) They have been represented in the preparation, negotiation, and execution of this Separation Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;


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                  (c)      They understand the terms and consequences of this
Separation Agreement and of the releases it contains;

                  (d) They are fully aware of the legal and binding effect of this Separation Agreement.


         IN WITNESS WHEREOF, the Parties have executed this Separation Agreement on the respective dates set forth below.



                                   CALICO COMMERCE, INC.

Dated: July 16, 2001               By  /s/ William D. Unger
                                       -----------------------------------
                                            William D. Unger, for and on
                                            behalf of the Board of Directors

                                   ALAN P. NAUMANN, an individual


Dated:  July 16, 2001              /s/ Alan P. Naumann
                                   -----------------------------------------
                                         Alan P. Naumann


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